BlackRock Global Dynamic Equity Fund

(formerly Merrill Lynch Global Equity Opportunities Fund)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 2 filed on September 26, 2006 (SEC Accession No. 0001193125-06-197327).